Schedule A

                         RULE 10f-3 TRANSACTIONS REPORT
                     January 1, 2003 through June 30, 2003
             Affiliated Underwriter: Banc of America Securities, LLC

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                                Type of
                               Security*    Date                                 Principal/            Price
Issuer                         (1), (2), Offering   Purchase                      Shares    Price/     Paid         % of  % of Fund
                               (3), (4)  Commenced  Date       Selling Broker**  Purchased  Par        By Fund      Issue   Assets
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
NATIONS FUNDS TRUST

NATIONS HATTERAS INCOME
  SECURITIES
Goldman, Sachs & Co.,
  4.125%, 1/15/08                1     01/06/03   01/06/03   Goldman, Sachs & Co.   21,000     $99.973     $20,994    0.00%   0.03%
                                                             Credit Suisse
Pepco Holdings Corp.             1     01/15/03   01/15/03    First Boston          99,000     $99.891     $98,892    0.03%   0.13%
Georgia Pacific Corp.            1     01/23/03   01/23/03   Goldman, Sachs & Co.  176,000    $100.000    $176,000    0.02%   0.26%
                                                             Salomon Smith
Pulte Homes Inc.                 1     01/29/03   01/29/03      Barney              41,000     $99.051     $40,611    0.01%   0.07%
Cinemark, 9%, 2/1/13             1     02/06/03   02/06/03   Lehman Brothers        45,000    $100.000     $45,000    0.03%   0.07%
TRW Automotive, 9.375%           1     02/06/03   02/06/03   J.P. Morgan Chase     118,000    $100.000    $118,000    0.01%   0.20%
TRW Automotive Inc.,
  11%, 2/15/13                   1     02/06/03   02/06/03   J.P. Morgan Chase      88,000    $100.000     $88,000    0.03%   0.15%
                                                             Credit Suisse
Boeing Co. 5.125 2/15/13         1     02/06/03   02/06/03    First Boston           7,000     $99.458      $6,962    0.00%   0.01%
Marsh & McLennan                 1     02/11/03   02/11/03   Goldman, Sachs & Co.   17,000     $99.761     $16,959    0.01%   0.03%
Potash Corp of                                               Credit Suisse
  Saskatchewan                   1     02/27/03   02/27/03    First Boston          14,000     $99.438     $13,921    0.01%   0.02%
Target Corp.                     1     03/03/03   03/03/03   J.P. Morgan Chase      43,000     $99.760     $42,897    0.01%   0.07%
                                                             Credit Suisse
Fairpoint Communications         1     03/03/03   03/03/03    First Boston          90,000    $100.000     $90,000    0.04%   0.15%
                                                             Salomon Smith
Unisys Corp.                     1     03/12/03   03/12/03      Barney             110,000     $99.319    $109,251    0.04%   0.18%
Comcast Corp.                    1     03/12/03   03/12/03   J.P. Morgan Chase       5,000     $99.553      $4,978    0.00%   0.01%
                                                             Salomon Smith
Centerpoint Energy               1     03/13/03   03/13/03      Barney              20,000     $99.632     $19,926    0.00%   0.03%
General Maritime                 1     03/17/03   03/17/03   J.P. Morgan Chase     112,000     $98.463    $110,279    0.04%   0.18%
Vivendi Universal Corporation    1     04/03/03   04/03/03   Goldman Sachs         172,000    $100.000    $172,000    0.02%   0.35%
                                                             Deutche Bank-
Park Place Entertainment Corp    1     04/08/03   04/08/03    Alex Brown            29,000    $100.000     $29,000    0.01%   0.06%
Cox Enterprises Corporation      3     04/14/03   04/14/03   J.P. Morgan            25,000     $99.935     $24,984    0.01%   0.05%
BHP Billiton Finance             1     04/14/03   04/14/03   Citigroup              32,000     $99.890     $31,965    0.00%   0.06%
Alpharma Inc. Sr. Notes          1     04/16/03   04/16/03   CIBC World Markets     27,000    $100.000     $27,000    0.01%   0.05%
Equistar Chemicals Corporation
  Sr. Notes 10.625%              1     04/16/03   04/16/03   Citigroup             109,000    $100.000    $109,000    0.02%   0.22%
Wal-Mart  4.55% 5/1/13           1     04/22/03   04/22/03   Lehman Brothers        53,000     $99.753     $52,869    0.00%   0.11%
                                                             Salomon Smith
Flextronics                      1     05/05/03   05/05/03      Barney             228,000    $100.000    $228,000    0.06%   0.45%
Hartford Financial Services      1     05/19/03   05/19/03   Wachovia               30,000     $99.884     $29,965    0.01%   0.06%
                                                             Credit Suisse
El Paso Production Holdings      1     05/20/03   05/20/03    First Boston          57,000    $100.000     $57,000    0.00%   0.11%
Apogent Technologies             1     05/22/03   05/22/03   UBS Warburg            54,000    $101.000     $54,540    0.02%   0.11%
Georgia Pacific                  1     05/22/03   05/22/03   UBS Warburg           447,000    $100.000    $447,000    0.13%   0.88%
Daimler Chrysler 3.375%
  6/4/08                         1     05/28/03   05/28/03   Deutche Bank          153,000     $99.657    $152,475    0.01%   0.30%
Williams Company 8% 6/1/10       1     06/05/03   06/05/03   Lehman Brothers        83,000    $100.000     $83,000    0.01%   0.16%
CBD Media, LLC 8.625%
  6/1/2011                       1     06/09/03   06/09/03   Lehman Brothers        27,000    $100.000     $27,000    0.02%   0.05%
Tenneco Automotive Inc.          1     06/10/03   06/10/03   J.P. Morgan            28,000    $100.000     $28,000    0.01%   0.05%
Rio Tinto Financial USA Ltd      1     06/12/03   06/12/03   J.P. Morgan            31,000     $99.978     $30,993    0.01%   0.06%
Centennial Cellular                                          Credit Suisse
  0.125% 6/15/2013               1     06/16/03   06/16/03    First Boston         141,000    $100.000    $141,000    0.03%   0.27%
Domino's Inc Sr, sub notes
  8.25% due 7/11/2011            1     06/18/03   06/18/03   J.P. Morgan            53,000     $99.278     $52,617    0.01%   0.10%
American Color Graphics          1     06/19/03   06/19/03   Morgan Stanley         13,000    $100.000     $13,000    0.00%   0.03%
Electronic Data Systems          1     06/25/03   06/25/03   Citigroup              15,000     $98.434     $14,765    0.00%   0.03%

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).